UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2023

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer; Appointment of Chief Executive Officer

On April 25, 2023, Julien R. Mininberg, Chief Executive Officer of Helen of Troy Limited (the “Company”), informed the Company of his intention to retire as Chief Executive Officer of the Company on February 29, 2024, upon the expiration of the term of Mr. Mininberg’s employment agreement with the Company. Mr. Mininberg intends to continue serving in his role with the Company and assist with the transition of the Chief Executive Officer role until such date. As contemplated by, and pursuant the terms of, Mr. Mininberg’s employment agreement with the Company, he would cease to serve as a director of the Company effective upon his retirement as Chief Executive Officer.

Consistent with the Company's succession plan, on April 26, 2023, the Company announced the appointment of Noel Geoffroy, the Company’s Chief Operating Officer, to serve as the Company’s new Chief Executive Officer, effective as of the date of Mr. Mininberg’s retirement. The appointment of Ms. Geoffroy as Chief Executive Officer was unanimously approved by the Board of Directors of the Company. Ms. Geoffroy, 52, joined the Company in May 2022 to serve as its Chief Operating Officer. Ms. Geoffroy has more than 25 years of experience in consumer products in leadership positions across several large multi-national companies. Prior to joining the Company, Ms. Geoffroy had served as Head of North America Consumer Healthcare at Sanofi S.A., a global healthcare company, and held such position since January 2019. Prior to that she served in various leadership roles from December 2012 to December 2018 at Kellogg Company, an American multinational food manufacturing company, most recently as President, US Frozen Foods.

There are no family relationships between Ms. Geoffroy and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Geoffroy and any other person pursuant to which she was appointed to serve as Chief Executive Officer of the Company.

Employment Agreement with Ms. Geoffroy

In connection with Ms. Geoffroy’s appointment as Chief Executive Officer (to be effective upon the Effective Date), on April 25, 2023, the Company and Helen of Troy Nevada Corporation, a wholly-owned subsidiary of the Company, entered into an Employment Agreement (the “Employment Agreement”) with Ms. Geoffroy, which will be effective March 1, 2024, unless otherwise agreed upon by the parties (the “Effective Date”). The Employment Agreement replaces the Severance Agreement previously entered into by the Company, Helen of Troy Nevada Corporation and Ms. Geoffroy, dated as of May 17, 2022 (the “Existing Agreement”). Ms. Geoffroy will continue to serve as the Company’s Chief Operating Officer until the Effective Date, at which point Ms. Geoffroy will begin serving as the Company’s Chief Executive Officer, subject to termination of the employment relationship by either party. With respect to any period, including any performance period ending prior to the Effective Date, Ms. Geoffroy will continue to be entitled to receive the base salary, annual cash incentive and long-term incentive awards granted to Ms. Geoffroy prior to the Effective Date.

Compensation

Base Salary. The Employment Agreement provides that Ms. Geoffroy is eligible to receive an annual base salary of $1,000,000.

Annual Performance Incentive. The Employment Agreement provides that, effective as of the Effective Date, with respect to fiscal year 2025, Ms. Geoffroy will be eligible for an annual performance bonus (the

“Fiscal APB”) payable in cash under the Helen of Troy Limited 2011 Annual Incentive Plan or any successor plan (the “Annual Incentive Plan”), targeted at 125% of Ms. Geoffroy’s base salary at the commencement of the applicable annual performance period, subject to the adjustments and limitations set forth in the Employment Agreement and the Annual Incentive Plan. The Fiscal APB will be based on the achievement of performance goals and other terms set forth under the Annual Incentive Plan and at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). No Fiscal APB will be earned or payable and Ms. Geoffroy will not be entitled to a bonus with respect to any such performance measure if the threshold amount associated with such performance measure is not achieved.

Long-Term Incentive Compensation. As of the Effective Date, Ms. Geoffroy will be eligible to receive long-term incentive grants (the “Fiscal LTPB”) in the form of restricted stock awards (“RSAs”) under the Helen of Troy Limited 2018 Stock Incentive Plan or any successor plan (the “Stock Incentive Plan”) consisting of both time-vesting RSAs and performance-based RSAs. The total equity award for each Fiscal LTPB will be the lesser of $3,800,000 or the limits set forth in the Stock Incentive Plan (the “Targeted Equity Award Amount”), which in the case of performance awards shall be based at target. With respect to the first fiscal year of the Company commencing on the Effective Date, Ms. Geoffroy shall receive a Fiscal LTPB, (1) 25% of the Targeted Equity Award Amount will be granted in the form of time-vested based RSAs that will vest in three equal installments on successive anniversary dates of the grant over the three-year period that commences on the grant date, and (2) 75% of the Targeted Equity Award Amount will be granted in the form of performance-based RSAs for the performance period commencing March 1, 2024 and ending February 28, 2027. The Fiscal LTPB will be based on the achievement of performance goals and other terms of the Fiscal LTPB determined at the sole discretion of the Compensation Committee. Ms. Geoffroy will not be entitled to a Fiscal LTPB with respect to any performance measure if the threshold amount associated with such performance measure is not achieved.

Other Benefits. Under the Employment Agreement, Ms. Geoffroy will be eligible for health and welfare benefits as may be generally available to other executive officers of the Company. Ms. Geoffroy will also be entitled to periods of sick leave allowance each year and reimbursement of reasonable travel and other expenses incurred in connection with Executive’s performance of duties to carry out the Company’s business, subject to the policies, procedures and practices applicable to all employees of the Company and vacation. Ms. Geoffroy may participate in all retirement and other benefit plans or arrangements of the Company generally available from time to time to executive officers of the Company, subject to the conditions for participation under those arrangements. Ms. Geoffroy is also entitled to relocation assistance and benefits generally available to other relocating executive officers and management employees of the Company (as well as the amount of any broker’s sale commission incurred in selling her current home).

Employment Termination

The Employment Agreement provides for certain payments and benefits if Ms. Geoffroy’s employment is terminated, as described below:

•Termination by Ms. Geoffroy For Good Reason or by Company Other Than For Cause (Not in Connection With a Change of Control). If Ms. Geoffroy’s employment is terminated by Ms. Geoffroy for Good Reason (other than due to Retirement Termination of Employment (as defined below)) or by the Company other than for Cause, death, disability or Retirement Termination of Employment, then she will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to her as of the effective date of termination, and to the extent not duplicative, any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan, (2) a cash payment equal to Ms. Geoffroy’s then-applicable annual base salary, (3) a bonus of 100% of the target annual incentive under the Annual Incentive Plan for the year in which the termination occurred, (4) a pro rata bonus under the Annual Incentive Plan for the year in which the termination occurred, based upon the actual performance of the Company at the end of such performance period, (5) a pro rata portion of any performance-based compensation that would be vested or otherwise payable under the Stock Incentive Plan, based upon the actual performance of the Company at the end of the performance periods for the periods during which the termination occurred, (6) immediate vesting of a pro rata portion of any installment of time-vested restricted stock units (“RSUs”), time-vested RSAs and time-vested options issued under the Stock Incentive Plan that would have vested following the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Ms. Geoffroy and her family for a maximum of 12 months after the date of termination or until Ms. Geoffroy is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. All payments and benefits due to Ms. Geoffroy, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Ms. Geoffroy’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

•Termination by Ms. Geoffroy for Good Reason or by Company Other Than For Cause (In Connection With a Change of Control). Under the Employment Agreement, if Ms. Geoffroy’s employment is terminated by Ms. Geoffroy for Good Reason (other than due to Retirement Termination of Employment) or by the Company other than for Cause, death, disability or Retirement Termination of Employment within six months prior to, on, or within 18 months following a change of control, then she will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to her as of the effective date of termination, and to the extent not duplicative, any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan, (2) a cash payment equal to (A) 18 months of Ms. Geoffroy’s then-applicable annual base salary at the date of termination of employment, plus (B) an amount equal to 150% of the target annual incentive under the Annual Incentive Plan for the performance period in which her employment terminated, payable in a lump sum, (3) the pro rata portion of the target amount of any annual incentive compensation under the Annual Incentive Plan for the period in which the termination occurred, (4) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs issued under the Stock Incentive Plan that are outstanding immediately prior to the date of termination, (5) immediate vesting of all unvested, time-vested options granted under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and an extended exercisability period for such options, (6) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Ms. Geoffroy and her family for a maximum of 18 months after the date of termination or until Ms. Geoffroy is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. In the event any outstanding equity awards issued pursuant to the Stock Incentive Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the Stock Incentive Plan. All payments and benefits due to Ms. Geoffroy, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Ms. Geoffroy’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

•Retirement Benefits. If Ms. Geoffroy, by written notice to the Company, voluntarily terminates her employment with the Company for any reason other than for Cause, death or Good Reason any time after the date (a) the sum of Ms. Geoffroy’s age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is 65 and (b) Ms. Geoffroy attains 10 consecutive years of employment with the Company or any of its affiliates or subsidiaries (“Retirement Termination of Employment”), Ms. Geoffroy will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to her as of the effective date of termination, and to the extent not duplicative, any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan, (2) the continued vesting of any performance-based Eligible RSAs (as defined below) at the same time that such Eligible RSAs would otherwise become eligible to vest if the Compensation Committee, in its reasonable discretion, determines the Eligible RSAs would be vested under the Stock Incentive Plan for the performance period during which Ms. Geoffroy’s employment with the Company was terminated had Ms. Geoffroy’s employment not been terminated, based upon the Company’s actual performance at the end of such performance period (where “Eligible RSAs” means, with respect to each award of RSAs granted under the Stock Incentive Plan that is not fully vested, each unvested RSA that has a grant date that is at least six months before the date of termination; provided that Eligible RSAs do not include RSAs for which acceleration would not be permitted under these circumstances pursuant to the terms of the applicable award agreement), (3) the continued vesting of the pro rata portion of any unvested tranche of time-vested Eligible RSAs and (4) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Ms. Geoffroy and her family for a maximum of 18 months after the date of termination or until Ms. Geoffroy is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. All payments and benefits due to Ms. Geoffroy, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Ms. Geoffroy’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

If any payments, awards or benefits are owed to Ms. Geoffroy in connection with a change of control as described in the second bullet point above, then Ms. Geoffroy will not be entitled to any payment or benefit as a result of termination by Ms. Geoffroy for Good Reason or by the Company other than for Cause (not in connection with a change of control) described in the first bullet point above. If Ms. Geoffroy is eligible for payments, awards or benefits in connection with a change of control and for the retirement benefits described in the third bullet point above, then she will be awarded the payments, awards or benefits associated with a change of control and will not be entitled to any retirement benefits; in addition, if, following the end of the relevant performance period for the performance-based RSAs that Ms. Geoffroy received, the number of Eligible RSAs that would have vested in the case of Ms. Geoffroy’s retirement is greater than the number of performance-based RSAs that actually vested, then Ms. Geoffroy will also be entitled to the positive difference thereof.

Generally, a change of control will have the same meaning under the Employment Agreement as defined under the Stock Incentive Plan.

“Good Reason” means, generally, the occurrence of any of the following without Ms. Geoffroy’s consent: (a) Ms. Geoffroy is not vested with the powers and authority of the Chief Executive Officer, or there is a significant change by the Company in Ms. Geoffroy’s functions, duties or responsibilities which would cause her position to become of less responsibility or scope; (b) a material reduction by the Company in Ms. Geoffroy’s base salary; (c) Ms. Geoffroy is required by the Company to move her residence more than fifty miles from the residence she establishes after any relocation; or (d) any successor refuses to assume the Employment Agreement in accordance with its terms. Good Reason only occurs if (1) Ms.

Geoffroy delivers written notice to the Company of the occurrence of the event that constitutes Good Reason within 90 days of learning of the initial existence of the event, (2) the Company fails to remedy the event within 30 days of the delivery of such notice and (3) Ms. Geoffroy terminates her employment no later than 30 days following the end of such cure period.

“Cause” includes, generally, (a) fraud, embezzlement or similar action; (b) material breach of any written policy of the Company; (c) any act of dishonesty which is injurious to the business reputation of the Company or violation of the Company’s insider trading policy; (d) failure to perform material duties, including the failure to follow the directions of the Board of Directors ; or (e) the breach of any fiduciary duty owed to the Company and/or its shareholders.

Restrictive Covenants

In consideration for the payment and benefits provided under the Employment Agreement, Ms. Geoffroy will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item  7.01 Regulation FD Disclosure.

On April 26, 2023, the Company issued a press release announcing the intended retirement of Julien R. Mininberg as Chief Executive Officer of the Company and the appointment of Noel Geoffroy as Chief Executive Officer effective as of the February 29, 2024 expiration of the term of his employment agreement with the Company.

The press release issued on April 26, 2023, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Employment Agreement among the Company, Helen of Troy Nevada Corporation and Noel Geoffroy, dated April 25, 2023
99.1	Press Release issued April 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: April 26, 2023	/s/ Tessa Judge
Tessa Judge
Chief Legal Officer
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